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                                                                                                                      APPENDIX II
                           2009 SUBSTITUTION APPLICATION OF METLIFE INSURANCE COMPANY OF CONNECTICUT, et al

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                                                                                              Assets as of       Participating VIT
                      Name (Net Expense as of 12/31/07)          Advisory Fee Breakpoints      12/31/07           Assets at MetLife
------------------- ------------------------------------------- ----------------------------- ------------------ -------------------
------------------- ------------------------------------------- ----------------------------- ------------------ -------------------
--------------




Substitution #1     DWS Conservative Allocation VIP -           First $500 MM  0.065%         $17,801,188        $17,793,477
                    Class B (1.33%)                             Next $500 MM  0.055%
                                                                Next $500 MM  0.045%
                    Into                                        Next $1 BN  0.035%
                                                                Over $2.5 BN  0.025%

                                                                First $500 MM  0.10%          $2,358,587,783
                    MetLife Moderate Strategy Portfolio -       Next $500 MM  0.075%
                    Class B (0.97%)                             Over $1 BN  0.05%
------------------- ------------------------------------------- ----------------------------- ------------------ -------------------
------------------- ------------------------------------------- ----------------------------- ------------------ -------------------
Substitution #2     DWS Growth Allocation VIP -                 First $500 MM  0.065%         $32,914,264        $32,905,067
                    Class B (1.32%)                             Next $500 MM  0.055%
                                                                Next $500 MM  0.045%
                                                                Next $1 BN  0.035%
                    Into                                        Over $2.5 BN  0.025%

                                                                First $500 MM  0.10%          $7,504,791,735
                    MetLife Growth Strategy Portfolio -         Next $500 MM  0.075%
                    Class B (1.03%)                             Over $1 BN  0.05%


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Substitution #3    DWS Moderate Allocation VIP -               First $500 MM  0.065%         $34,210,924        $34,202,851
                    Class B (1.30%)                             Next $500 MM  0.055%
                                                                Next $500 MM  0.045%
                                                                Next $1 BN  0.035%
                    Into                                        Over $2.5 BN  0.025%


                                                                First $500 MM  0.10%
                    MetLife Balanced Strategy Portfolio -       Next $500 MM  0.075%          $6,359,894,981
                    Class B (1.00%)                             Over $1 BN  0.05%

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Substitution #4     Janus (Aspen Series) Forty Portfolio -      All assets - 0.64%            $1,290,002,000     $8,621,301
                    Service Class (0.95%)

                    Into
                                                                First $1 BN  0.65%            $1,340,569,266
                    Janus Forty Portfolio  - Class E (0.86%)    Over $1 BN  0.60%

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Substitution #5    Legg Mason Partners Variable Equity         All assets - 0.31%            $1,349,307,363     $1,145,453,922
                    Index Portfolio - Class I (0.39%)

                    Legg Mason Partners Variable Equity                                                         $   200,803,262
                    Index Portfolio - Class II (0.64%)                                                           ---------------
                    Total Both Share Classes                                                                     $1,346,257,184


                    Into

                    MetLife Stock Index Portfolio -             All assets - 0.25%
                       Class D (0.38%)
                    MetLife Stock Index Portfolio -
                       Class B (0.53%)
------------------- ------------------------------------------- ----------------------------- ------------------ -------------------
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Substitution #6     UIF Core Plus Fixed Income Portfolio -      First $1 BN  0.375%           $635,310,000           ---
                        Class I (0.65%)

                    UIF Core Plus Fixed Income Portfolio -      Over $1 BN  0.30%                                $20,973,062
                        Class II (1.00%)                                                                         ----------
                                                                                                                 $20,973,062

                    Into
                                                                First $1BN  0.40%            $1,023,616,747
                    BlackRock Bond Income Portfolio -           Next $1BN   0.35%
                        Class A (0.66%)                         Next $1BN   0.30%
                    BlackRock Bond Income Portfolio -           Over $3BN   0.25%
                        Class B (0.91%)

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Substitution #7     PIMCO (VIT) Total Return Portfolio -        All assets - 0.25%            $4,849,515,231     $680,174,801
                      Administrative Class (0.83%)

                    Into
                                                                First $1.2 BN  0.50%          $4,133,706,000
                    PIMCO Total Return Portfolio -              Over $1.2 BN  0.475%
                      Class B (0.77%)





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Substitution #8     Pioneer Strategic Income VCT Portfolio -    All assets  - 0.65%           $77,207,805        $50,952,792
                      Class II (1.08%)


                    Into
                                                                First $500 MM  0.60%          $376,170,145
                    Pioneer Strategic Income Portfolio -        Next $500 MM   0.55%
                       Class E (0.84%)                          Over $1B       0.53%

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Substitution #9      Van Kampen LIT Comstock Portfolio -         First $500 MM  0.60%          $3,831,155,621     $  7,922,729
                        Class I (0.59%)

                    Van Kampen LIT Comstock Portfolio -         Over $500 MM   0.55%                               517,839,434
                        Class II (0.84%)                                                                         -----------
                    Total Both Classes                                                                           $525,762,164


                    Into

                    Van Kampen Comstock Portfolio -             First $500 MM  0.65%          $1,796,839,582
                        Class A (0.61%)
                    Van Kampen Comstock Portfolio -             Next $500  MM  0.60%
                        Class B (0.86%)                         Over $1 BN     0.525%






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